UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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ECHOSTAR COMMUNICATIONS CORPORATION
(Name of Registrant As Specified In Its Charter)

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ECHOSTAR COMMUNICATIONS CORPORATION
9601 South Meridian Boulevard
Englewood, Colorado 80112

December 31, 2007

NOTICE OF STOCKHOLDER ACTION TO BE TAKEN
PURSUANT TO THE WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is furnished to the stockholders of EchoStar Communications Corporation (“EchoStar,” “we,” “us,” “our” or the “Company”), a Nevada corporation, in connection with the approval by the Company’s Board of Directors and a stockholder holding a majority of the Company’s voting power to amend the Company’s Articles of Incorporation to:

(i) change the name of the Company to “DISH Network Corporation” to reflect the Company’s decision to focus on its direct broadcast satellite subscription television service following an anticipated spin-off of certain portions of the Company’s business and assets;

(ii) adopt provisions relating to “corporate opportunities” to clarify the rights of the Company and the duties of the Company’s directors and officers in anticipation of agreements between, and overlap among the directors and officers of, the Company and an independent corporation created in connection with the spin-off; and

(iii) adopt provisions clarifying the procedures for the conversion of Class B Common Stock and Class C Common Stock that are held in uncertificated form into Class A Common Stock.

Stockholders of record at the close of business on December 19, 2007 are entitled to notice of this stockholder action by written consent. A stockholder representing a majority of the voting power of the Company’s issued and outstanding shares of common stock has consented in writing to the action to be taken. Accordingly, your approval is not required and is not being sought and you will not have dissenter’s rights. The accompanying information statement is provided solely for your benefit.

Please read this notice carefully. It describes the change in the Company’s name, the adoption of provisions relating to corporate opportunities and certain changes to conversion rights in the Company’s Articles of Incorporation and contains certain related information.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the amendments cannot become effective until twenty (20) days after the date this Information Statement is mailed to the Company’s stockholders. We anticipate that the amendments will become effective on or after January 20, 2008.

By Order of the Board of Directors,

/s/  R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary

This information statement is first being mailed to our stockholders on or about December 31, 2007.

INFORMATION STATEMENT
pursuant to Section 14 of the
Securities and Exchange Act of 1934 and
Regulation 14C and Schedule 14C thereunder

This Information Statement is circulated to advise our stockholders of action taken without a meeting upon the written consent of a stockholder representing a majority of the voting power of the outstanding shares of the common stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement has been filed with the Securities and Exchange Commission (“SEC”) and is being furnished to the holders of the outstanding shares of Class A Common Stock, par value $0.01 and Class B Common Stock, par value $0.01 (collectively, the “Common Stock”), of the Company as of December 27, 2007 (the “Record Date”). The purpose of this Information Statement is to provide notice that a stockholder holding a majority of the voting power of the Company’s common stock, has, by written consent, approved amendments to our Articles of Incorporation to change the Company’s name from “EchoStar Communications Corporation” to “DISH Network Corporation” (the “Name Change”), to adopt certain corporate opportunities provisions into our Articles of Incorporation (the “Corporate Opportunities Amendment”), to adopt certain changes to the conversion rights provisions of our Articles of Incorporation (the “Conversion Rights Amendment” and, together with the Name Change and the Corporate Opportunities Amendment, the “Amendment”).

This Information Statement will be mailed on or about December 31, 2007 to those persons who were stockholders of the Company as of the close of business on the Record Date. The Amendment is expected to become effective on or after January 20, 2008. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

As a stockholder holding a majority of the voting power of the Company’s common stock has already approved the Amendment by written consent, the Company is not seeking approval for the Amendment from any of the Company’s other stockholders, and the Company’s other stockholders will not be given an opportunity to vote on the Amendment. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company’s stockholders of the Amendment as required by the Securities Exchange Act of 1934 (the “Exchange Act”).

REASONS FOR THE NAME CHANGE

The Company is changing its name to “DISH Network Corporation” to reflect the Company’s decision to focus on its direct broadcast satellite subscription television service in connection with an anticipated spin-off of certain portions of its business. The Company’s new name, DISH Network Corporation, will reflect the publicly recognized name of its subscription television service. In the spin-off, the Company plans to transfer certain lines of business and assets to a new wholly-owned subsidiary of the Company, which will be initially named “EchoStar Holding Corporation” (“EHC”) and upon effectiveness of the spin-off will become an independent company. The spun-off portions of the Company will include the Company’s broadcast satellite receiver, antennae and commercial satellite lines of business and assets, which currently operate under the “EchoStar” name. In addition, it is anticipated that as part of the transfer of assets in the spin-off, EHC will receive all rights to the trade name and trademark “EchoStar” and will subsequently change its name to “EchoStar Corporation.”

GENERAL
REASONS FOR THE NAME CHANGE
REASONS FOR THE CORPORATE OPPORTUNITIES AMENDMENT
REASONS FOR CONVERSION RIGHTS AMENDMENT
ACTION TAKEN BY MEETING
EXPECTED DATE FOR EFFECTING THE AMENDMENT
OUTSTANDING VOTING STOCK OF THE COMPANY
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION
DISSENTER’S RIGHTS OF APPRAISAL
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
HOUSEHOLDING AND WHERE YOU CAN FIND MORE INFORMATION
Annex 1

REASONS FOR THE CORPORATE OPPORTUNITIES AMENDMENT

The Company is amending its Articles of Incorporation to adopt certain corporate opportunities provisions to delineate both the rights of the Company and the duties of our directors and officers with respect to transactions between the Company and EHC and as to any potential transactions that our directors and officers become aware of, which could be considered business opportunities of the Company. The Company is adopting these provisions in anticipation of the overlap among the directors and officers of the Company and EHC, and in consideration of this overlap, recognizing that, as the Company and EHC may engage in related areas of business and as a result compete for business opportunities, clear and defined guidelines on the conduct and affairs of the Company and our directors and officers as they relate to such matters are essential.

In addition to certain other related matters, the new corporate opportunities provisions set forth the following guidelines on transactions with EHC and the scope of the doctrine of corporate opportunities:

•	no transaction that the Company has entered into with EHC while EHC was a wholly-owned subsidiary of the Company shall be void or voidable because of the relationship between the two companies, the presence of any EHC director or officer at a board meeting which authorized any such transaction or that such director or officer’s vote was counted in such authorization;

•	the Company may enter into future transactions with EHC, including agreements not to compete and agreements causing each company’s directors and officers to allocate business opportunities between the Company and EHC; and

•	the Company’s director’s and officers are subject to the doctrine of corporate opportunities only with respect to business opportunities in which the Company has expressed an interest as determined by our board of directors and appearing in our Company minutes.

The new provisions regarding corporate opportunities will define and regulate the conduct and affairs of the Company and our directors and officers in connection with the matters described above to the fullest extent allowed by Nevada law and will be adopted in accordance with Section 78 of the Nevada Revised Statutes (the “NRS”). Notwithstanding these new provisions regarding corporate opportunities, the Company’s Board of Directors has adopted a written policy for the review and approval of transactions involving related parties, such as EHC, our and EHC’s mutual directors and executive officers and their immediate family members. In order to survey these transactions, the Company distributes questionnaires to its officers and directors on a quarterly basis. The Company’s General Counsel directs the appropriate review of all potential related-party transactions and schedules their presentation at the next regularly-scheduled meetings of the Audit Committee and the Board of Directors. Both the Audit Committee and the Board of Directors must approve these transactions, with all interested parties abstaining from the vote. Once each calendar year, the Audit Committee and the Board of Directors undertake a review of all recurring potential related-party transactions. Both the Audit Committee and the Board of Directors must approve the continuation of each such transaction, with all interested parties abstaining. For the entire text of the new corporate opportunities provisions, see the Certificate of Amendment of Articles of Incorporation attached below as Annex 1.

REASONS FOR CONVERSION RIGHTS AMENDMENT

The Company is amending its Articles of Incorporation to conform to the Direct Registration System (recently- adopted Nasdaq Marketplace Rule 4350(l)) and to adopt certain provisions to clarify the procedures for the conversion of Class B Common Stock and Class C Common Stock held in the form of uncertificated shares into Class A Common Stock.

The new conversion rights provision will provide that holders of uncertificated shares of Class B Common Stock and Class C Common Stock shall effect conversion of their shares by instructing the Company’s transfer agent to surrender such shares to the Company and that upon conversion of the Company’s uncertificated shares, the Company shall instruct the Company’s transfer agent to effect a book entry transfer to reflect such Class A Common Stock issuable upon conversion.

ACTION TAKEN BY MEETING

The Company’s Board of Directors approved the Amendment at a meeting on October 16, 2007. The Amendment has been approved by the written consent of a stockholder holding a majority of the voting power of the Company’s Common Stock.

Pursuant to Section 78.390 of the NRS, the approval of a majority of the Company’s voting power is required in order to effect the Amendment. Section 78.320(2) of the NRS eliminates the need to hold a special meeting of the Company’s stockholders to approve the Amendment by providing that, unless the Company’s Articles of Incorporation or Bylaws state otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the Company’s voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible, the Company’s Board of Directors resolved to proceed with the Amendment by written consent of a majority of the Company’s stockholders entitled to vote thereon.

EXPECTED DATE FOR EFFECTING THE AMENDMENT

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the Amendment cannot be effected until 20 days after the date this Information Statement is sent to the Company’s stockholders. This Information Statement will be sent on or about December 31, 2007 (the “Mailing Date”) to the stockholders of the Company as of the Record Date. The Company expects to effect the Amendment by filing a Certificate of Amendment to the Company’s Articles of Incorporation with the Nevada Secretary of State no earlier than 20 days after the Mailing Date. The effective date of the Amendment is expected to be on or about January 20, 2008 (the “Effective Date”).

Pursuant to Subsection 78.390(5) of the NRS and the consent resolution adopted by the stockholder, notwithstanding the fact that the Amendment has been approved by the Company’s majority stockholder, the Company’s Board of Directors may, by resolution, abandon the Name Change, the Corporate Opportunities Amendment and/or the Conversion Rights Amendment at any time prior to the Effective Date without any further action by the Company’s stockholders.

OUTSTANDING VOTING STOCK OF THE COMPANY

The Company fixed the close of business on December 19, 2007 as the Record Date for determining the stockholders entitled to receive copies of this Information Statement. As of the Record Date, there were 210,098,835 shares of Class A Common Stock and 238,435,208 shares of Class B Common Stock outstanding. The Company’s Class A Common Stock (“Class A Shares”) and Class B Common Stock (“Class B Shares”) constitute the only outstanding classes of voting securities of the Company. Each of the Class A Shares is entitled to one vote per share on each proposal to be considered by our stockholders. Each of the Class B Shares is entitled to ten votes per share on each proposal to be considered by our stockholders. The holders of Class A Shares and Class B Shares vote together without regard to class.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to the best of our knowledge, the beneficial ownership of our voting securities as of November 30, 2007 for (i) each person known to us to be the beneficial owner of more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of our chief executive officer, chief financial officer and three other most highly compensated persons acting as one of our executive officers (collectively, the “Named Executive Officers”) and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person listed in the following table (alone or with family members) has sole voting and dispositive power over the shares listed opposite such person’s name.

	Amount and Nature
	of Beneficial	Percentage
Name(1)	Ownership	of Class

Class A Common Stock(2):
Charles W. Ergen(3),(4)	209,354,741	50.0%
Cantey Ergen(5)	208,554,741	49.9%
David K. Moskowitz(6)	27,015,268	11.4%
Barclays Global Investors, NA.(7)	21,901,450	10.4%
Dodge & Cox(8)	14,654,084	7.0%
Fairholme Capital Management, L.L.C.(9)	13,713,642	6.5%
Harris Associates L.P.(10)	10,403,450	5.0%
James DeFranco(11)	6,253,456	3.0%
Michael T. Dugan(12)	524,480	*
David J. Rayner(13)	322,250	*
Carl E. Vogel(14)	320,417	*
Tom A. Ortolf(15)	121,200	*
C. Michael Schroeder(16)	85,100	*
O. Nolan Daines(17)	72,535	*
Steven R. Goodbarn(18)	70,000	*
Bernard L. Han(19)	70,000	*
Gary S. Howard(20)	60,100	*
All Directors and Executive Officers as a Group (19 persons)(21)	245,947,106	58.2%
Class B Common Stock (22):
Charles W. Ergen	208,059,154	87.3%
Cantey Ergen(23)	208,059,154	87.3%
Trusts(24)	26,130,903	11.0%
All Directors and Executive Officers as a Group (19 persons)(21)	234,190,057	98.2%

*	Less than 1%.

(1)	Except as otherwise noted below, the address of each such person is 9601 S. Meridian Blvd., Englewood, CO 80112.

(2)	As of the close of business on November 30, 2007, there were 210,061,810 outstanding shares of Class A Common Stock. The following table sets forth, to the best knowledge of the Company, the actual ownership of the Company’s Class A Common Stock (including options exercisable within 60 days) without taking into account the shares into which the Company’s Class B Common Stock is convertible as of the close of business on November 30, 2007 by: (i) each person known by the Company to be the beneficial owner of more than five percent of any class of the Company’s voting shares; (ii) each director of the Company; (iii) each Named Executive Officer; and (iv) all directors and executive officers as a group:

	Amount and Nature
	of Beneficial	Percentage
Name	Ownership	of Class

Class A Common Stock:
Barclays Global Investors, NA	21,901,450	10.4%
Dodge & Cox	14,654,084	7.0%
Fairholme Capital Management, L.L.C.	13,713,642	6.5%
Harris Associates L.P.	10,403,450	5.0%
James DeFranco	6,253,456	3.0%
Charles W. Ergen	1,295,587	*
David K. Moskowitz	884,365	*
Michael T. Dugan	524,480	*
Cantey Ergen	495,587	*
David J. Rayner	322,250	*
Carl E. Vogel	320,417	*
Tom A. Ortolf	121,200	*
C. Michael Schroeder	85,100	*
O. Nolan Daines	72,535	*
Steven R. Goodbarn	70,000	*
Bernard L. Han	70,000	*
Gary S. Howard	60,100	*
All Directors and Executive Officers as a Group (19 persons)	11,757,049	5.5%

*	Less than 1%.

(3)	Mr. Ergen is deemed to own beneficially all of the Class A Shares owned by his spouse, Mrs. Ergen. Mr. Ergen’s beneficial ownership includes: (i) 448,652 Class A Shares; (ii) 18,521 Class A Shares held in the Company’s 401(k) Employee Savings Plan, (which we refer to as the 401(k) Plan); (iii) the right to acquire 800,000 Class A Shares within 60 days upon the exercise of employee stock options; (iv) 235 Class A Shares held by Mrs. Ergen; (v) 1,004 Class A Shares held in the 401(k) Plan held by Mrs. Ergen; (vi) 27,175 Class A Shares held as custodian for his children; and (vii) 208,059,154 Class A Shares issuable upon conversion of Mr. Ergen’s Class B Shares. Mr. Ergen’s beneficial ownership of Class A Shares excludes 30,376,054 Class A Shares issuable upon conversion of Class B Shares held by certain trusts established by Mr. Ergen for the benefit of his family.

(4)	The percentage of total voting power held by Mr. Ergen is approximately 80% after giving effect to the exercise of Mr. Ergen’s options exercisable within 60 days.

(5)	Mrs. Ergen beneficially owns all of the Class A Shares owned by her spouse, Mr. Ergen, except for Mr. Ergen’s right to acquire 800,000 Class A Shares within 60 days upon the exercise of employee stock options.

(6)	Mr. Moskowitz’s beneficial ownership includes: (i) 124,854 Class A Shares; (ii) 17,713 Class A Shares held in the 401(k) Plan; (iii) the right to acquire 700,000 Class A Shares within 60 days upon the exercise of employee stock options; (iv) 1,328 Class A Shares held as custodian for his minor children; (v) 8,184 Class A Shares held as trustee for Mr. Ergen’s children; (vi) 30,000 Class A Shares held by a charitable foundation for which Mr. Moskowitz is a member of the Board of Directors; (vii) 2,286 Class A Shares held in the employee stock purchase plan; and (viii) 26,130,903 Class A Shares issuable upon conversion of the Class B Shares held by certain trusts established by Mr. Ergen for the benefit of Mr. Ergen’s family for which Mr. Moskowitz is trustee.

(7)	The address of Barclays Global Investors, N.A. (“Barclays”) is 45 Fremont Street, San Francisco, California, 94105. The shares listed as beneficially owned by Barclays includes 17,295,435 shares owned by Barclays Global Investors, N.A., of which Barclays has sole voting power as to 15,358,895 shares, as well as (i) 894,105 shares owned by Barclays Global Fund Advisors, (ii) 2,443,128 shares owned by Barclays Global Investors, LTD., (iii) 245,697 shares owned by Barclays Global Investors Japan Trust and Banking Company Limited and (iv) 1,023,085 shares owned by Barclays Global Investors Japan Limited. This information is based solely upon a Schedule 13G filed on May 9, 2007.

(8)	The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, California, 94104. Of the shares beneficially owned, Dodge & Cox has sole voting power as to 13,878,279 shares. This information is based solely upon a Schedule 13G filed on February 8, 2007.

(9)	The address of Fairholme Capital Management, L.L.C. (“Fairholme”) is 1001 Brickell Bay Drive, Suite 3112, Miami, Florida, 33131. Of the shares beneficially owned, Fairholme has shared voting power as to 10,684,224 shares and shared dispositive power as to all 13,713,642 shares. This information is based solely upon a Schedule 13G filed on February 14, 2007.

(10)	The address of Harris Associates L.P. (“Harris”) is Two North LaSalle Street, Suite 500, Chicago, Illinois, 60602. Of the shares beneficially owned, Harris has shared voting power as to 10,403,450 shares and shared dispositive power as to 9,775,000. This information is based solely upon a Schedule 13G filed on February 14, 2007.

(11)	Mr. DeFranco’s beneficial ownership includes: (i) 3,762,752 Class A Shares; (ii) 18,521 Class A Shares held in the 401(k) Plan; (iii) the right to acquire 164,000 Class A Shares within 60 days upon the exercise of employee stock options; (iv) 50,000 Class A Shares held as custodian for his minor children; (v) 8,183 Class A Shares held in the names of his children; and (vi) 2,250,000 Class A Shares controlled by Mr. DeFranco as general partner of a partnership.

(12)	Mr. Dugan’s beneficial ownership includes: (i) 430 Class A Shares; (ii) 3,030 Class A Shares held in the 401(k) Plan; and (iii) the right to acquire 521,020 Class A Shares within 60 days upon the exercise of employee stock options.

(13)	Mr. Rayner’s beneficial ownership includes: (i) 5 Class A Shares; (ii) 252 Class A Shares held in the 401(k) Plan; and (iii) the right to acquire 321,993 Class A Shares within 60 days upon the exercise of employee stock options.

(14)	Mr. Vogel’s beneficial ownership includes: (i) 10,165 Class A Shares; (ii) 252 Class A Shares held in the 401(k) Plan; and (iii) the right to acquire 310,000 Class A Shares within 60 days upon the exercise of employee stock options.

(15)	Mr. Ortolf’s beneficial ownership includes: (i) 200 Class A Shares held in the name of one of his children; (ii) 61,000 Class A Shares held by a partnership of which Mr. Ortolf is a partner; and (iii) the right to acquire 60,000 Class A Shares within 60 days upon the exercise of nonemployee director stock options;

(16)	Mr. Schroeder’s beneficial ownership includes: (i) 15,100 Class A Shares; and (ii) the right to acquire 70,000 Class A Shares within 60 days upon the exercise of nonemployee director stock options.

(17)	Mr. Daines’ beneficial ownership includes: (i) 15 Class A Shares; (ii) 519 Class A Shares held in the 401(k) Plan; and (iii) the right to acquire 72,000 Class A Shares within 60 days upon the exercise of employee stock options.

(18)	Mr. Goodbarn’s beneficial ownership includes: (i) 5,000 Class A Shares; and (ii) the right to acquire 65,000 Class A Shares within 60 days upon the exercise of nonemployee director stock options.

(19)	Mr. Han’s beneficial ownership includes the right to acquire 70,000 Class A Shares within 60 days upon the exercise of employee stock options.

(20)	Mr. Howard’s beneficial ownership includes: (i) 100 Class A Shares owned by his spouse; and (ii) the right to acquire 60,000 Class A Shares within 60 days upon the exercise of nonemployee director stock options.

(21)	Includes: (i) 4,440,838 Class A Shares; (ii) 90,615 Class A Shares held in the 401(k) Plan; (iii) the right to acquire 4,774,014 Class A Shares within 60 days upon the exercise of employee stock options; (iv) 2,311,000 Class A Shares held in a partnership; (v) 234,059,154 Class A Shares issuable upon conversion of Class B Shares; (vi) 101,570 Class A Shares held in the name of, or in trust for, children and other family members; (vii) 30,000 Class A Shares held by a charitable foundation for which Mr. Moskowitz is a member of its board of directors; (viii) 100 Class A Shares held by a spouse; and (ix) 8,912 Class A Shares held in the employee stock purchase plan. Class A and Class B Common Stock beneficially owned by both Mr. and Mrs. Ergen is only included once in calculating the aggregate number of shares owned by directors and executive officers as a group.

(22)	As of the close of business on November 30, 2007, there were 238,435,208 outstanding shares of Class B Common Stock. On November 9, 2007, 4,245,151 shares of Class B Common Stock were contributed to trusts the beneficiaries of which are members of Mr. Ergen’s family. Neither Mr. Ergen nor any of the Directors and Executives Officers are the trustee of these trusts.

(23)	Mrs. Ergen beneficially owns all of the Class B Shares owned by her spouse, Mr. Ergen.

(24)	Held by certain trusts established by Mr. Ergen for the benefit of Mr. Ergen’s family of which Mr. Moskowitz is trustee.

AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION

A Certificate of Amendment to the Company’s Articles of Incorporation is expected to be filed with the Nevada Secretary of State with respect to the Amendment 20 days after the date that this Information Statement is sent to the Company’s stockholders. The Effective Date of the Amendment is expected to be January 20, 2008. However, the Company’s Board of Directors reserves the right to abandon the Name Change and/or the Corporate Opportunities Amendment at any time prior to the Effective Date if they deem it appropriate to do so.

DISSENTER’S RIGHTS OF APPRAISAL

The Nevada Revised Statutes do not provide for dissenter’s rights in connection with the proposed Amendment to our Articles of Incorporation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Amendment to our Articles of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

HOUSEHOLDING AND WHERE YOU CAN FIND MORE INFORMATION

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, service providers that deliver our communications to shareholders may deliver a single copy of our proxy statements, annual reports and/or information statements to multiple shareholders sharing the same address, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This householding procedure will reduce our printing costs and postage fees.

We will deliver promptly upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of the document was delivered. Please notify our transfer agent at the address provided below to receive a separate copy of this Information Statement.

If you are eligible for householding, but you and other shareholders with whom you share an address currently receive multiple copies of our proxy statements, annual reports and/or information statements, or if you hold stock in more than one account, and in either case you wish to receive only a single copy for your household, please contact our transfer agent, Computershare Trust Company, P.O. Box 43070, Providence, RI 02940-3070, telephone number 1-877-437-8901.

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. The Public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is http://www.echostar.com.

You should rely only on the information contained in, or incorporated by reference as an Annex to, this Information Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than December 31, 2007, or such earlier date as is expressly set forth herein.

By Order of the Board of Directors

/s/  R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary

Dated: December 31, 2007

Annex 1

Certificate of Amendment of Articles of Incorporation

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION
OF
ECHOSTAR COMMUNICATIONS CORPORATION
(Pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes)

The undersigned, being a duly authorized officer of EchoStar Communications Corporation, a Nevada corporation (the “Corporation”), pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes (the “NRS”) DOES HEREBY CERTIFY:

FIRST:  The original Articles of Incorporation of the Corporation (the “Articles of Incorporation”) were filed with the Secretary of State of the State of Nevada on the 26th day of April, 1995; a Restated Articles of Incorporation of the Corporation was filed with the Secretary of State of the State of Nevada on the 20th day of June, 1995; a Certificate of Amendment of Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Nevada on the 20th day of June, 1995; a Certificate of Amendment of Articles of Incorporation of the Corporation was filed with the Secretary of State of the State of Nevada on the 30th day of June, 1999; a Certificate of Amendment of Articles of Incorporation of the Corporation was filed with the Secretary of State of the State of Nevada on the 21st day of October, 1999; a Certificate of Amendment of Articles of Incorporation of the Corporation was filed with the Secretary of State of the State of Nevada on the 7th day of February, 2000; a Certificate of Amendment of Articles of Incorporation of the Corporation was filed with the Secretary of State of the State of Nevada on the 29th day of March, 2000; and a Certificate of Amendment of Articles of Incorporation of the Corporation was filed with the Secretary of State of the State of Nevada on the 19th day of May, 2003.

SECOND:  Pursuant to Section 78.390 of the NRS, the Board of Directors of the Corporation duly adopted resolutions (i) setting forth a proposed amendment (the “Amendment”) to the Articles of Incorporation of the Corporation, (ii) recommending the Amendment to the stockholders of the Corporation, and (iii) seeking the required consent and approval, under the NRS, of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon.

THIRD:  Thereafter, pursuant to resolutions of the Board of Directors of the Corporation, the Amendment was submitted to the holders of a majority of the shares of outstanding capital stock of the Corporation entitled to vote thereon, and pursuant to Section 78.320 of the NRS the holders of a majority of such shares voted to authorize the amendment to the Articles of Incorporation of the Corporation.

FOURTH:  Article I of the Articles of Incorporation is hereby amended to provide as follows:

Name

The name of the corporation shall be DISH NETWORK CORPORATION (the “Corporation”).

FIFTH:  Article V of the Articles of Incorporation is hereby amended to provide as follows:

Voting and Conversion Rights

1. Voting Rights.

(a) Except as otherwise required by law or, in any Preferred Stock Statement and Certificate of Designations, Preferences and Rights (“Certificate of Designations”), with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of any outstanding shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Preferred Stock shall vote together without regard to class, and every holder of any outstanding shares of the Class A Common Stock and Class C Common Stock shall be entitled to cast one vote in person or by proxy for each share of the Class A Common Stock and Class C Common Stock held by such holder; every holder of any outstanding shares of Class B Common Stock shall be entitled to cast ten votes in person or by proxy for each share of Class B Common Stock held by such holder; and every holder of any outstanding shares of Preferred Stock shall be entitled to cast, in person or by proxy for each share of Preferred Stock held by such holder, the number of votes specified in the applicable Certificate of Designations; provided however, in the event of a “Change in Control” of the Corporation, the holders of any outstanding shares of Class C Common Stock shall be entitled to cast ten votes in person or by proxy for each share of Class C Common Stock held by such holder. As used herein, a “Change of Control” of the Corporation means: (i) any transaction or series of transactions, the result of which is that the Principals and their Related Parties (as such terms are hereinafter defined), or an entity controlled by the Principals and their Related Parties, cease to be the “beneficial owners” (as defined in Rule 13(d) (3) under the Securities Exchange Act of 1934) of at least 30% of the total equity interests of the Corporation and to have the voting power to elect at least a majority of the Board of Directors of the Corporation; or (ii) the first day on which a majority of the members of the Board of Directors of the Corporation are not continuing directors. “Principals” means Charles W. Ergen, James DeFranco, and David K. Moskowitz. “Related Parties” means, with respect to any Principal: (y) the spouse and each immediate family member of such Principal; and (z) each trust, corporation, partnership or other entity of which such Principal beneficially holds an 80% or more controlling interest.

(b) A quorum for the purpose of shareholder meeting shall consist of a majority of the voting power of the Corporation. If a quorum is present, the effective vote of a majority of the voting power represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number is required by any provisions contained in the NRS. Notwithstanding any provisions contained in the NRS requiring the vote of shares possessing two-thirds of the voting power of the Corporation to take action, absent a provision herein to the contrary, in the case of such provisions the affirmative vote of a majority of the voting power shall be the act of the shareholders.

(c) Holders of Common Stock shall not be entitled to cumulate their votes in the election of directors and shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation. Subject to any preferential rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive their pro rata shares, based upon the number of shares of Common Stock held by them, of such dividends or other distributions as may be declared by the Board of Directors from time to time and of any distribution of the assets of the Corporation upon its liquidation, dissolution or winding up, whether voluntary or involuntary.

2. Conversion Rights.

(a) Each share of Class B Common Stock and Class C Common Stock shall be convertible at the option of the holder thereof into Class A Common Stock of the Corporation in accordance with this Article V. In order to exercise the conversion privilege, a holder of Class B Common Stock or Class C Common Stock shall surrender the certificate evidencing such Class B Common Stock or Class C Common Stock to the Corporation at its principal office, duly endorsed to the Corporation or, in the case of uncertificated shares, instruct the Corporation’s transfer agent to surrender such shares to the Corporation and, in either case, accompanied by written notice to the Corporation that the holder thereof elects to convert a specified portion or all of such shares. Class B Common Stock or Class C Common Stock converted at the option of the holder shall be deemed to have been converted on the day of surrender of the certificate representing such shares for conversion in accordance with the foregoing provisions or, in the case of uncertificated shares, on the day in which the Corporation’s transfer agent receives instruction to effect a book entry transfer to the Corporation, and at such time the rights of the holder of such Class B Common Stock or Class C Common Stock, as such holder, shall cease and such holder shall be treated for all purposes as the record holder of Class A Common Stock issuable upon conversion. As promptly as practicable on or after the conversion date, the Corporation shall issue and mail or deliver to such holder a certificate or certificates for the number of Class A Common Stock issuable upon conversion or shall instruct the Corporation’s transfer agent to effect a book entry transfer to reflect such Class A Common Stock issuable upon conversion, computed to the nearest one hundredth of a full share, and a certificate or certificates or book entry transfer for the balance of Class B Common Stock or Class C Common Stock surrendered, if any, not so converted into Class A Common Stock.

(b) The Class B Common Stock and Class C Common Stock shall be convertible into one share of Class A Common Stock for each share of Class B Common Stock or Class C Common Stock so converted (the “Conversion Rate”). In the event the Corporation shall at any time subdivide or split its outstanding Class A Common Stock, into a greater number of shares or declare any dividend payable in Class A Common Stock, the Conversion Rate in effect immediately prior to such subdivision, split or dividend shall be proportionately increased, and conversely, in case the outstanding Class A Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination shall be proportionately decreased.

(c) Upon any adjustment of the Conversion Rate then and in each such case the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of Class B Common Stock and Class C Common Stock at the addresses of such holders as shown on the books of the Corporation, which notice shall state the Conversion Rate resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Class B Common Stock or Class C Common Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(d) The holders of Class B Common Stock and Class C Common Stock shall have the following rights to certain properties received by the holders of Class A Common Stock:

(i) In case the Corporation shall declare a dividend or distribution upon Class A Common Stock payable other than in cash out of earnings or surplus or other than in Class A Common Stock, then thereafter each holder of Class B Common Stock or Class C Common Stock upon the conversion thereof will be entitled to receive the number of shares of Class A Common Stock into which such Class B Common Stock or Class C Common Stock shall be converted, and, in addition and without payment therefor, the property which such holder would have received as a dividend if continuously since the record date for any such dividend or distribution such holder: (A) had been the record holder of the number of Class A Common Stock then received; and (B) had retained all dividends or distributions originating directly or indirectly from such Class A Common Stock.

(ii) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Class A Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for a Class A Common, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of Class B Common Stock and Class C Common Stock shall thereafter have the right to receive, in lieu of Class A Common Stock of the Corporation immediately theretofore receivable upon the conversion of such Class B Common Stock and Class C Common Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Class A Common Stock equal to the number of Class A Common Stock immediately theretofore receivable upon the conversion or such Class B Common Stock and Class C Common Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of the Class B Common Stock and Class C Common Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Rate and of the number of shares receivable upon the conversion of such Class B Common Stock and Class C Common Stock) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of such Class B Common Stock and Class C Common Stock. The Corporation shall not effect any such reorganization, reclassification, consolidation, merger or sale, unless prior to the consummation thereof the surviving corporation (if other than the Corporation), the corporation resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of the Class B Common Stock and Class C Common Stock at the last address of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

(e) In case at any time:

(iii) the Corporation shall pay any dividend payable in stock upon Class A Common Stock or make any distribution (other than regular cash dividends to the holders of Class A Common Stock); or

(iv) the Corporation shall offer for subscription pro rata to the holders of Class A Common Stock any additional shares of stock of any class or other rights; or

(v) there shall be any capital reorganization, reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets, to another corporation (provided however, that this provision shall not be applicable to the merger or consolidation of the Corporation with or into another corporation if, following such merger or consolidation, the shareholders of the Corporation immediately prior to such merger or consolidation own at least 80% of the equity of the combined entity); or

(vi) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of the aforesaid cases, the Corporation shall give written notice, by first-class mail, postage prepaid, addressed to the holders of Class B Common Stock and Class C Common Stock at the addresses of such holders as shown on the books of the Corporation, of the date on which: (A) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights; or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Class A Common Stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Class A Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Corporation’s transfer books are closed in respect thereto.

SIXTH:  Article VIII of the Articles of Incorporation is hereby amended to provide as follows:

Corporate Opportunity

1. Certain Acknowledgements; Definitions.  The provisions of this Article VIII shall, to the fullest extent permitted by law, delineate the doctrine of “corporate opportunities,” as it applies to the Corporation, define the conduct of certain affairs of the Corporation and its Subsidiaries and the Corporation’s and its Subsidiaries’ directors and officers as they may involve EchoStar Holding Corporation (“EchoStar”) and its Subsidiaries, and the powers, rights, duties and liabilities of the Corporation and its Subsidiaries and the Corporation’s and its Subsidiaries’ directors, officers and employees in connection therewith. In recognition and anticipation that (a) directors and officers of the Corporation and its Subsidiaries may serve as directors, officers and employees of EchoStar and its Subsidiaries, (b) the Corporation and its Subsidiaries, directly or indirectly, may engage and are expected to continue to engage in the same, similar or related lines of business as those engaged in by EchoStar and its Subsidiaries and other business activities that overlap with or compete with those in which EchoStar and its Subsidiaries may engage, (c) the Corporation and its Subsidiaries may have an interest in the same areas of business opportunity as EchoStar and its Subsidiaries, (d) the Corporation and its Subsidiaries may engage in material business transactions with EchoStar and its Subsidiaries, including, without limitation, receiving services from, providing services to or being a significant customer or supplier to EchoStar and its Subsidiaries, and that the Corporation, EchoStar and/or one or more of their respective Subsidiaries may benefit from such transactions, and (e) as a consequence of the foregoing, it is in the best interests of the

Corporation that the rights of the Corporation and its Subsidiaries, and the duties of any directors or officers of the Corporation or any of its Subsidiaries, be determined and delineated in respect of (x) any transactions between the Corporation and its Subsidiaries, on the one hand, and EchoStar and its Subsidiaries, on the other hand, and (y) any potential transactions or matters that may be presented to officers and directors of the Corporation and its Subsidiaries, or of which such officers or directors may otherwise become aware, which potential transactions or matters may constitute business opportunities of the Corporation or any of its Subsidiaries, and in recognition of the benefits to be derived by the Corporation and its Subsidiaries through its continued contractual, corporate and business relations with EchoStar and its Subsidiaries and of the benefits to be derived by the Corporation and its Subsidiaries by the possible service as directors or officers of the Corporation and its Subsidiaries of persons who may also serve from time to time as directors, officers and employees of EchoStar or any of its Subsidiaries, the provisions of this Article VIII shall, to the fullest extent permitted by law, regulate and define the conduct of the business and affairs of the Corporation and its Subsidiaries in relation to EchoStar and its Subsidiaries, and as such conduct and affairs may involve EchoStar’s and its Subsidiaries directors, officers and employees, and the powers, rights, duties and liabilities of the Corporation and its Subsidiaries and their respective officers and directors in connection therewith and in connection with any potential business opportunities of the Corporation and its Subsidiaries. Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article VIII. For purposes of this Article VIII, “Control” and derivative terms means the possession of the power to direct or cause the direction of the management and policies of a person, whether through the possession of voting securities, by contract or otherwise; and “Subsidiary” means, with respect to any person, any other person that such first person directly or indirectly Controls. References in this Article VIII to “directors,” “officers” or “employees” of any person shall be deemed to include those persons who hold similar positions or exercise similar powers and authority with respect to any such person that is a limited liability company, partnership, joint venture or other non-corporate entity or any close corporation governed directly by its stockholders.

2. Certain Agreements and Transactions Permitted.  No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) entered into between the Corporation and/or any of its Subsidiaries, on the one hand, and EchoStar and/or any of its Subsidiaries, on the other hand, before EchoStar ceased to be a wholly-owned subsidiary of the Corporation shall be void or voidable or be considered unfair to the Corporation or any of its Subsidiaries for the reason that EchoStar or any of its Subsidiaries is a party thereto, or because any directors, officers or employees of EchoStar or a Subsidiary of EchoStar are a party thereto, or because any directors, officers or employees of EchoStar or a Subsidiary of EchoStar were present at or participated in any meeting of the board of directors, or committee thereof, of the Corporation, or the board of directors, or committee thereof, of any Subsidiary of the Corporation, that authorized the contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof), or because his, her or their votes were counted for such purpose. The Corporation may from time to time enter into and perform, and cause or permit any of its Subsidiaries to enter into and perform, one or more contracts, agreements, arrangements or transactions (or amendments, modifications or supplements thereto) with EchoStar or any Subsidiary thereof pursuant to which the Corporation or a Subsidiary thereof, on the one hand, and EchoStar or a Subsidiary thereof, on the other hand, agree to engage in contracts, agreements, arrangements or transactions of any kind or nature with each other, or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and cause their respective directors, officers and employees (including any such persons who are directors, officers or employees of both) to allocate opportunities between, or to refer opportunities to, each other. To the fullest extent permitted by law, no such contract, agreement, arrangement or transaction (nor any such amendments, modifications or supplements), nor the performance thereof by the Corporation, EchoStar or any Subsidiary of the Corporation or EchoStar, shall be considered contrary to any fiduciary duty owed to the Corporation (or to any Subsidiary of the Corporation, or to any stockholder of the Corporation or any of its Subsidiaries) by any director or officer of the Corporation (or by any director or officer of any Subsidiary of the Corporation) who is also a director, officer or employee of EchoStar or any Subsidiary thereof. To the fullest extent permitted by law, no director or officer of the Corporation or any Subsidiary of the Corporation who is also a director, officer or employee of EchoStar or any Subsidiary thereof shall have or be under any fiduciary duty to the

Corporation (or to any Subsidiary of the Corporation, or to any stockholder of the Corporation of any of its Subsidiaries) to refrain from acting on behalf of the Corporation or EchoStar, or any of their respective Subsidiaries, in respect of any such contract, agreement, arrangement or transaction or performing any such contract, agreement, arrangement or transaction in accordance with its terms and each such director or officer of the Corporation or any Subsidiary of the Corporation who is also a director, officer or employee of EchoStar or any Subsidiary thereof shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and shall be deemed not to have breached his or her duties of loyalty to the Corporation and their respective stockholders, and not to have derived an improper personal benefit therefrom.

3.  Duties of Directors and Officers Regarding Potential Business Opportunities; No Liability for Certain Acts or Omissions.  If a director or officer of the Corporation or any Subsidiary of the Corporation is offered, or otherwise acquires knowledge of, a potential transaction or matter that may constitute or present a business opportunity for the Corporation or any of its Subsidiaries (any such transaction or matter, and any such actual or potential business opportunity, a “Potential Business Opportunity”), such director or officer shall, to the fullest extent permitted by law, have no duty or obligation to refer such Potential Business Opportunity to the Corporation or any of its Subsidiaries, or to refrain from referring such Potential Business Opportunity to any other person, or to give any notice to the Corporation or any of its Subsidiaries regarding such Potential Business Opportunity (or any matter relating thereto), and such director or officer will not be liable to the Corporation or any of its Subsidiaries, as a director, officer, stockholder or otherwise, for any failure to refer such Potential Business Opportunity to the Corporation or any of its Subsidiaries, or for referring such Potential Business Opportunity to any other person, or for any failure to give any notice to the Corporation or any of its Subsidiaries regarding such Potential Business Opportunity or any matter relating thereto, unless all of the following conditions are satisfied: (A) the Corporation has expressed an interest in such business opportunity as determined from time to time by the Corporation’s Board of Directors as evidenced by resolutions appearing in the Corporation’s minutes; (B) such Potential Business Opportunity was expressly offered to such director or officer solely in his or her capacity as a director or officer of the Corporation or as a director or officer of any Subsidiary of the Corporation; and (C) such opportunity relates to a line of business in which the Corporation or any Subsidiary of the Corporation is then directly engaged. In the event the preceding conditions are satisfied with respect to a particular Potential Business Opportunity, then such Potential Business Opportunity shall be offered first to the Corporation. In the event the preceding conditions are satisfied and the Corporation declines to pursue such Potential Business Opportunity, the directors, officers and other members of management of the Corporation shall be free to engage in such Potential Business Opportunity on their own and this paragraph shall not limit the right of any director, officer or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This paragraph shall not be construed to release any employee of this Corporation (other than a director, officer or member of management) from any duties which may be owed to this Corporation.

4. Amendment of Article VIII.  No alteration, amendment or repeal, or adoption of any provision inconsistent with, any provision of this Article VIII shall have any effect upon (a) any agreement between the Corporation or a Subsidiary thereof and EchoStar or a Subsidiary thereof that was entered into before such time or any transaction entered into in connection with the performance of any such agreement, whether such transaction is entered into before or after such time, (b) any transaction entered into between the Corporation or a Subsidiary thereof and EchoStar or a Subsidiary thereof before such time, (c) the allocation of any business opportunity between the Corporation or a Subsidiary thereof and EchoStar or a Subsidiary thereof before such time, or (d) any duty or obligation owed by any director or officer of the Corporation or any Subsidiary of the Corporation (or the absence of any such duty or obligation) with respect to any potential business opportunities of the Corporation or any Subsidiary of the Corporation which such director or officer was offered, or of which such director or officer otherwise became aware, before such time.

5. Renunciation.  In addition to, and notwithstanding the foregoing provisions of this Article VIII, a potential transaction or business opportunity (1) that the Corporation or its Subsidiaries is not financially able, contractually permitted or legally able to undertake, or (2) that is, from its nature, not in the line of the

Corporation’s or its Subsidiaries’ business, is of no practical advantage to the Corporation or its Subsidiaries or that is one in which the Corporation or its Subsidiaries has no interest or reasonable expectancy, shall not, in any such case, be deemed to constitute a corporate opportunity belonging to the Corporation, or any of its Subsidiaries, and the Corporation, on behalf of itself and each Subsidiary, to the fullest extent permitted by law, hereby renounces any interest therein.

6. Termination.  Notwithstanding anything in these Articles of Incorporation to the contrary, the provisions of Sections 2 and 4(a)-(c) of this Article VIII shall automatically terminate, expire and have no further force and effect from and after the date on which no Corporation director or officer is also an EchoStar director, officer or employee.

7. Deemed Notice.  Any person or entity purchasing or otherwise acquiring or obtaining any interest in any capital stock of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article VIII.

8. Severability.  The invalidity or unenforceability of any particular provision, or part of any provision, of this Article VIII shall not affect the other provisions or parts hereof, and this Article VIII shall be enforced to the maximum extent permissible, and the remaining provisions of this Article VIII shall be unaffected thereby and will remain in full force and effect.

SEVENTH:  The Amendment was duly adopted in accordance with the provisions of Sections 78.320, 78.385 and 78.390 of the NRS.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto set my hand to this Certificate of Amendment of Articles of Incorporation on this [  ] day of [          ].

Name:     R. Stanton Dodge

Title:	Executive Vice President, General Counsel
and Secretary

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